Exhibit 10.125

First Amendment to Credit and Security Agreement

This First Amendment to Credit and Security Agreement (this “First Amendment”) is made and entered into as of December 22, 2023, by and among Fifth Third Bank, National Association (“Lender”), Precision Metal Works, Inc., a Kentucky corporation (“Metals”), and PMW Affiliated Holdings, LLC, a Delaware limited liability company (“Holdings”; Metals and Holdings are also collectively referred to as “Borrowers” and individually as a “Borrower”).

W I T N E S S E T H:

WHEREAS, prior hereto, Lender provided certain loans, extensions of credit and other financial accommodations to Borrowers pursuant to (a) that certain Credit and Security Agreement dated as of July 19, 2023 (the “Credit Agreement”), and (b) the other documents, agreements and instruments referenced in the Credit Agreement or executed and delivered pursuant thereto;

Whereas, Borrowers desire Lender to, among other things, (i) modify certain covenants,
(ii) modify testing of minimum Fixed Charge Coverage, (iii) implement a minimum Excess Availability covenant, (iv) modify certain financial reporting requirements, (v) waive certain post- closing obligation requirements, and (vi) waive the “Existing Default” (as hereinafter defined), in each case on the terms and subject to the conditions set forth herein (collectively, the “Additional Financial Accommodations”); and

Whereas, Lender is willing to provide the Additional Financial Accommodations, but solely on the terms and subject to the provisions set forth in this First Amendment and the other agreements, documents and instruments referenced herein or executed and delivered pursuant hereto.
Now, Therefore, in consideration of the foregoing, the mutual promises and understandings of the parties hereto set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lender and Borrowers hereby agree as set forth in this First Amendment.

I.Definitions.
A.Use of Defined Terms. Except as expressly set forth in this First Amendment, all terms which have an initial capital letter where not required by the rules of grammar are defined in the Credit Agreement.
B.Amended Definitions. Effective as of the First Amendment Effective Date (as hereinafter defined), Section 1.01 of the Credit Agreement is hereby amended by substituting the definitions set forth below for the corresponding definitions set forth in the Credit Agreement:

“Availability Reserve” means, as of any date of determination, one or more amounts or a percent of a specified category or item that Lender, in its Permitted Discretion, establishes from time to time to reduce availability under the Borrowing Base (a) to reflect events, conditions, contingencies or risks which affect the assets, business or prospects of a Borrower, or the Collateral or its value, or the enforceability, perfection or priority of Lender’s Lien in the Collateral, (b) to reflect Lender’s judgment that any collateral report or financial information relating to a Borrower and furnished to Lender may be incomplete, inaccurate or misleading in any material respect, (c) in respect of any state of facts which does or would with notice or passage of time or both, constitute an Event of Default, (d) to reflect liability, contingent or otherwise, of Lender or any affiliate of Lender to any third party in connection with any Bank Product, (e) to reflect conditions, contingencies or risks in connection with Bank Products offered by Lender or any Affiliate of Lender to a Borrower, (f) for rent at locations leased by a Borrower and for storage, processing, and other charges of third-parties in possession of Collateral, including, but, not limited to, a reserve equal to $144,000, which such reserve (1) shall be subject to adjustments in Lender’s sole discretion1 and (2) shall remain in effect until a landlord agreement in respect of Preston Highway, Jefferson County, KY has been received by Lender, in form and substance acceptable to Lender in its sole discretion, (g) for payroll, taxes, fees, assessments, and other governmental charges with respect to the Collateral or any Borrower, (h) for holding insurance or sale proceeds for application under Section 2.07(f), and (i) if applicable, a reserve of $3,000 (or such other amount determined by Lender) for each employee of any Borrower or any Subsidiary located in the State of Wisconsin to cover potential wage and benefit obligations under the Wisconsin Wage Payment and Collection Law (and any successor).

“Fixed Charges” means, for any period, without duplication, the sum of: (a) paid or scheduled payments of principal during the applicable period with respect to all Indebtedness of Borrowers (other than payments of Revolving Loans); plus (b) paid or scheduled payments of principal during the applicable period with respect to all capitalized lease obligations of Borrowers; plus (c) Interest Expense but excluding non-cash PIK interest; plus (d) any pre-payments of Indebtedness (other than in respect of the Obligations); provided that, “Fixed Charges” as used herein shall be calculated without giving pro forma effect to any Permitted Acquisition or other Investment permitted hereunder for historical periods other than historical Fixed Charges related to Indebtedness which is in place and not repaid or terminated in connection with such Permitted Acquisition or Investment. Notwithstanding the forgoing, solely for each of the one (1) month periods commencing with the one (1) month period ending October 31, 2022 through and including the one (1) month period ending September 30, 2023, Borrowers’ Fixed Charges shall be equal to the respective dollar amount for such one (1) month period as set forth on the row titled “Monthly Fixed Charges” on Schedule 1 attached to the First Amendment.

“Operating Cash Flow” means, for any period, the sum of (without duplication):
(a) EBITDA; minus (b) Capital Expenditures not financed made by Borrowers and their Subsidiaries (excluding the initial $100,000 of unfinanced Capital Expenditures incurred after the Closing Date which was prefunded on the Closing Date funds flow); minus (c) all payments in cash for taxes made by Borrowers and their Subsidiaries; minus (d) cash dividends paid or accrued and cash withdrawals paid or accrued to Owners or other Affiliates by Borrowers and their Subsidiaries, minus (e) all payments in cash for fees,

1 Bank’s internal approval requires the ability to adjust.

2

costs, expenses and indemnities arising under the Management Agreement made by Borrowers and their Subsidiaries. Notwithstanding the forgoing, solely for each of the one
(1)month periods commencing with the one (1) month period ending October 31, 2022 through and including the one (1) month period ending September 30, 2023, Borrowers’ Operating Cash Flow shall be equal to the respective dollar amount for such one (1) month period as set forth on the row titled “Operating Cash Flow” on Schedule 1 attached to the First Amendment.

C.New Definitions. Effective as of the First Amendment Effective Date, Section 1.01 of the Credit Agreement is hereby amended by adding the following new definitions thereto in the appropriate alphabetical order, respectively:

“First Amendment” means that certain First Amendment to Credit and Security Agreement dated as of the First Amendment Effective Date, by and among Borrowers and Lender.

“First Amendment Effective Date” means December 22, 2023.

II.Amendments to Credit Agreement. Effective as of the First Amendment Effective Date, the Credit Agreement is hereby amended as follows:
A.Mexican Subsidiary Affirmative Covenant. Section 10 of the Credit Agreement is hereby amended by adding a new Section 10.14 immediately following the existing Section 10.13 as follows:
“10.14. Nth/Works De Mexico S. De R.L. De C.V.
At all times from and after the First Amendment Effective, Nth/Works De Mexico
S. De R.L. De C.V., a Mexican variable capital limited liability company (the “Mexican Subsidiary”), shall remain a dormant entity.”
B.Mexican Subsidiary Negative Covenant. Section 11 of the Credit Agreement is hereby amended by adding a new Section 11.15 immediately following the existing Section 11.14 as follows:
“11.15. Nth/Works De Mexico S. De R.L. De C.V.
No Borrower shall cause or permit the Mexican Subsidiary to own or hold any assets or incur any liabilities or engage in any operations or business from and after the First Amendment Effective Date and, for avoidance of doubt, Borrowers hereby confirm that as of the First Amendment Effective Date, the Mexican Subsidiary has no assets or liabilities on its balance sheet and has no operations. Furthermore, from and after the First Amendment Effective Date, no Borrower shall transfer any assets or business opportunities to the Mexican Subsidiary.”
C.Fixed Charge Coverage. Section 12.01 of the Credit Agreement is hereby amended by deleting Section 12.01 in its entirety and substituting therefor as follows:

3

“12.01. Fixed Charge Coverage.
Borrowers shall not permit the Fixed Charge Coverage of Borrowers to be less than
(a) 0.70 to 1.00, as of December 31, 2023, March 31, 2024 and June 30, 2024, (b) 0.95 to
1.00, as of September 30, 2024, and (c) 1.10 to 1.00, as of December 31, 2024 and as of the last day of each fiscal quarter thereafter. For each test period, the Fixed Charge Coverage ratio shall be calculated on a trailing twelve (12) month basis as of the last day of each such test period. Borrowers’ compliance with this covenant will be determined quarterly.”
D.Excess Availability. Section 12 of the Credit Agreement is hereby amended by adding a new Section 12.02 immediately following the existing Section 12.01 as follows:
“12.02.    Excess Availability.
Borrowers shall not permit their aggregate Excess Availability at any time from the First Amendment Effective Date through and including December 31, 2024 (such period, the “Excess Availability Test Period”) to be less than Two Million and no/100 Dollars ($2,000,000), to be tested as of the last day of each month during the Excess Availability Test Period.”
E.Compliance Certificate. Exhibit A attached to the Credit Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto and hereby incorporated by reference.
III.Delivery of 2023 Audited Financial Statements. Notwithstanding the provisions of Section 7.03 of the Credit Agreement to the contrary, Lender hereby waives delivery by Borrowers of an audited Statement of Income in connection with Borrowers’ Fiscal Year ending September 30, 2023, provided that Borrowers deliver to Lender on or before January 31, 2024: (1) an audited balance sheet for Metals for the Fiscal Year ending September 30, 2023, (2) audited financial statements for Live Ventures for the Fiscal Year ending September 30, 2023, including, without limitation, balance sheets and statements of income (together with a corresponding unaudited consolidating statement of income for Live Ventures), retained earnings and cash flow, each on a consolidated basis, and (3) a comparison report, in form and substance satisfactory to Lender, comparing Borrowers’ actual statement of income for Borrowers’ fiscal quarter ending September 30, 2023 to the projected statement of income previously delivered to Lender on or before December 22, 2023 for such period pursuant to Section 7.04 of the Credit Agreement.

. Other than as expressly set forth in this Section III for the reporting periods specified above, Borrowers shall comply with all reporting requirements as set forth in Section 7.03 of the Credit Agreement for the reporting periods specified therein.

IV.Waiver of Certain Post-Closing Obligations. Notwithstanding the provisions of Section
10.13 to the contrary, Lender hereby waives delivery by Borrowers of evidence satisfactory to Lender that the Mexican Subsidiary has been dissolved. Other than as expressly set forth in this Section IV, Borrowers shall comply with all deliverable requirements as set forth in Section 10.13 of the Credit Agreement on the due dates specified therein.

4

V.Conditions Precedent. Lender’s obligation to provide the Additional Financial Accommodations to Borrowers is subject to the full and timely performance of the following covenants:

A.Borrowers executing and delivering, or causing to be executed and delivered to Lender, the following documents, each of which shall be in form and substance reasonably acceptable to Lender:

(i)an original of this First Amendment;

(ii)a First Amendment to Management Fee Subordination Agreement dated as of the First Amendment Effective Date, by and among Borrowers, Lender and Live Ventures, in form and substance satisfactory to Lender; and

(iii)such other agreements, documents and instruments as Lender may reasonably request.

B.Borrowers shall have provided Lender evidence on or prior to the Frist Amendment Effective Date of Borrowers’ receipt of cash equity contributions from Live Venture in an aggregate amount of not less than Four Hundred Thousand and No/100 Dollars ($400,000.00).

C.No Default or Event of Default exists under the Credit Agreement, as amended by this First Amendment, or the other Loan Documents, other than the Existing Default; and
D.No claims, litigation, arbitration proceedings or governmental proceedings not disclosed in writing to Lender prior to the date hereof shall be pending or known to be threatened against any Loan Party and no known material development not so disclosed shall have occurred in any claims, litigation, arbitration proceedings or governmental proceedings so disclosed which in the opinion of Lender is likely to materially or adversely affect the financial position or business of any Loan Party or the capability of any Loan Party to pay its Obligations to Lender.

VI.Waiver of Existing Default. Borrower hereby acknowledges and agrees as follows: (A) the following Event of Default has occurred and is continuing under the Credit Agreement (the “Existing Default”): Borrower failed to meet the minimum Fixed Charge Coverage set forth in Section 12.01 of the Credit Agreement for the period ending September 30, 2023 and (B) as a result of the above-referenced Existing Default, Lender has the right to immediately exercise such of its rights and remedies in accordance with the Credit Agreement and the other Loan Documents as it deems appropriate. Borrower hereby represents and warrants to Lender that no Event of Default currently exists other than the Existing Default set forth above. Effective as of the First Amendment Effective Date, Lender hereby waives the Existing Default; provided that such waiver shall not be or be deemed to be a waiver of any other Events of Default, whether now existing or hereafter arising or occurring, other than the Existing Default set forth above.

VII.Organizational Information. Each Borrower hereby represents and warrants to Lender that, as of the First Amendment Effective Date, (a) the formation and organizational documents of

5

each such Borrower attached to the Officer’s Certificate and Secretary’s Certificate, as applicable, dated as of July 19, 2023, executed and delivered by each such Borrower to Lender (collectively, the “Certificates”) have not been modified or altered in any way, (b) the members, managers, officers and/or directors, as applicable, set forth in the Certificates of each such Borrower that are authorized to execute documents on behalf of each such Borrower remain duly authorized members, managers, officers and/or directors, as applicable, of each such Borrower, (c) the resolutions attached to each of the Certificates have not been modified, rescinded or altered in any way and are sufficient to authorize the execution and delivery of this First Amendment and the other agreements, documents and instruments executed and delivered in connection herewith by the members, managers, officers and directors noted above and (d) each such Borrower is and continues to be in good standing in the state of its formation and in all other states where it is required to be authorized to do business where the failure to do so could reasonably be expected to have a Material Adverse Effect.

VIII.Conflict. If, and to the extent, the terms and provisions of this First Amendment contradict or conflict with the terms and provisions of the Credit Agreement, the terms and provisions of this First Amendment shall govern and control; provided, however, to the extent the terms and provisions of this First Amendment do not contradict or conflict with the terms and provisions of the Credit Agreement, the Credit Agreement, as amended by this First Amendment, shall remain in and have its intended full force and effect, and Lender and each Borrower hereby affirms, confirms and ratifies the same.

IX.Severability. Wherever possible, each provision of this First Amendment shall be interpreted in such manner as to be valid and enforceable under applicable law, but if any provision of this First Amendment is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be severed herefrom and such invalidity or unenforceability shall not affect any other provision of this First Amendment, the balance of which shall remain in and have its intended full force and effect. Provided, however, if such provision may be modified so as to be valid and enforceable as a matter of law, such provision shall be deemed to be modified so as to be valid and enforceable to the maximum extent permitted by law.

X.Reaffirmation. Each Borrower hereby reaffirms and remakes all of its representations, warranties, covenants, duties, obligations and liabilities contained in the Credit Agreement, as amended hereby.

XI.Fees, Costs and Expenses. Borrowers agree to pay, promptly following demand, all reasonable and documented fees, costs and expenses of Lender, including, but not limited to, reasonable and documented attorneys’ fees, in connection with the preparation, execution, delivery and administration of this First Amendment and the other agreements, documents and instruments executed and delivered in connection herewith or pursuant hereto.

XII.Release. Each Borrower does hereby release, remise, acquit and forever discharge Lender and Lender’s employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporation, and related corporate divisions (all of the foregoing hereinafter called the “Released Parties”), from any and all action and causes of action, judgments, executions, suits, debts, claims,

6

demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter arising, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this First Amendment, the Credit Agreement and the other Loan Documents (all of the foregoing hereinafter called the “Released Matters”). Each Borrower acknowledges that the agreements in this paragraph are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters. Each Borrower represents and warrants to Lender that it has not purported to transfer, assign or otherwise convey any right, title or interest of any Borrower in any Released Matter to any other Person and that the foregoing constitutes a full and complete release of all Released Matters.

XIII.Counterpart. This First Amendment may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. A facsimile or email transmitted executed counterpart to this First Amendment and the other agreements, documents and instruments executed in connection herewith will be deemed an acceptable original for purposes of consummating this First Amendment and such other agreements, documents and instruments; provided, however, Borrowers shall be required to deliver to Lender original executed signature pages in substitution for said facsimile or email transmitted signature pages upon Lender’s request therefor.

XIV.Choice of Law. This First Amendment has been delivered and accepted in Chicago, Illinois, and shall be governed by and construed in accordance with the laws of the State of Illinois, regardless of the laws that might otherwise govern under applicable principles of conflicts of law as to all matters, including matters of validity, construction, effect, performance and remedies.
XV.Jury Trial Waiver. EACH BORROWER AND LENDER HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN BORROWERS AND LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS FIRST AMENDMENT, THE CREDIT AGREEMENT OR ANY OF THE OTHER AGREEMENTS. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE FINANCING DESCRIBED HEREIN AND IN THE OTHER AGREEMENTS.

[signature page follows]

7

In Witness Whereof, Lender and each Borrower have caused this First Amendment to be executed and delivered by their duly authorized officers as of the date first set forth above.

Borrowers:

31384914

PRECISION METAL WORKS, INC.,
a Kentucky corporation

PMW AFFILIATED HOLDINGS, LLC,
a Delaware limited liability company

By:
Name: Eric Althofer Title: Vice President

By:
Name: Eric Althofer Title: President

Lender:

FIFTH THIRD BANK, NATIONAL ASSOCIATION

By:         Name: John Littrell
Title: Senior Vice President

[Signature Page to First Amendment to Credit and Security Agreement]

31384914

IN WITNESS WHEREOF, Lender and each Borrower have caused this First Amendment to be executed and delivered by their duly authorized officers as of the date first set forth above.

BORROWERS:

31384914

PRECISION METAL WORKS, INC.,
a Kentucky corporation
By:
Name: Eric Althofer Title: Vice President

PMW AFFILIATED HOLDINGS, LLC,
a Delaware limited liability company
By:
Name: Eric Althofer Title: President

LENDER:

FIFTH THIRD BANK, NATIONAL ASSOCIATION
By
Name: John Littrell
Title:1.-,Senior Vice President

[Signature Page to First Amendment to Credit and Security Agreement}

31384914

EXHIBIT A

FORM OF COMPLIANCE CERTIFICATE

Compliance Certificate

To:    Fifth Third Bank
Date:        , 20     Subject:    Precision Metal Works, Inc.

Financial Statements

In accordance with our Credit and Security Agreement dated as of July 19, 2023, as amended, modified, extended, renewed, supplemented or restated (the “Credit Agreement”), attached are the financial statements of Precision Metal Works, Inc., a Kentucky corporation and PMW Affiliated Holdings, LLC, a Delaware limited liability company (collectively, the “Borrowers”) of and for the month ended      , 20 (the “Reporting Date”) and the year-to-date period then ended (the “Current Financials”) required to be delivered pursuant to Section 7.03 of the Credit Agreement. All terms used in this certificate have the meanings given in the Credit Agreement.

Borrowers certify that the Current Financials have been prepared in accordance with GAAP and fairly present in all material respects the consolidated financial condition of Borrowers as of the date thereof, subject in the case of unaudited statements to changes resulting from audit and normal year-end adjustment.

Defaults. (Check one):

Each Borrower further certifies that:

Except as previously reported in writing to the Lender, there exists no event or circumstance which is or which with the passage of time, the giving of notice, or both would constitute an Event of Default, as that term is defined in the Agreement, or, if such an event of circumstance exists, a writing attached hereto specifies the nature thereof, the period of existence thereof and the action that Borrowers have taken or proposes to take with respect thereto.

There exists no event or circumstance which is or which with the passage of time, the giving of notice, or both would constitute an Event of Default, as that term is defined in the Agreement, or, if such an event of circumstance exists, a writing attached hereto specifies the nature thereof, the period of existence thereof and the action that Borrowers have taken or proposes to take with respect thereto.

31384914

Representations and Warranties:

Each Borrower further certifies that each of the representations and warranties made by such Borrower, any Subsidiary and/or any Owner of such Borrower in the Credit Agreement and/or in any other Loan Document are true and correct in all material respects on and as of the date of this Compliance Certificate as if made on and as of the date of this Compliance Certificate (and for purposes of this Compliance Certificate, the representations and warranties made by Borrowers in Section 9.01 of the Credit Agreement shall be deemed to refer to the financial statements of Borrowers delivered to the Lender with this Compliance Certificate).

Financial Covenants. Borrower further certifies as follows:

1.Minimum Fixed Charge Coverage. Pursuant to Section 12.01 of the Credit Agreement, as of the Reporting Date, Borrowers’ Fixed Charge Coverage was to 1.00 which satisfies does not satisfy the requirement that such ratio be no less than to 1.00 on the Reporting Date.

2.Minimum Excess Availability. Pursuant to Section 12.02 of the Credit Agreement, at all times during the period set forth in the Current Financials, the Borrowers’ Excess Availability was at least         , which • satisfies • does not satisfy the requirement that such amount be not less than $2,000,000 at all times.

Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of the financial covenants referred to above. These computations were made in accordance with GAAP, subject to normal year-end adjustments and absence of footnotes.

PRECISION METAL WORKS, INC.,
a Kentucky corporation

By     Name:     Title:

PMW AFFILIATED HOLDINGS, LLC,
a Delaware limited liability company

By     Name:     Title:

Signature page to Form of Compliance Certificate

Ex. A-2

31384914

SCHEDULE 1

ACHIEVED OPERATING CASH FLOW

PRECISION METAL WORKS - COVENANT CALCULATION WORKSHEET
Section 12.02 - Fixed Charge Coverage Ratio

31384914

	Oct-22	Nov-22	Dec-22	Jan-23	Feb-23	Mar-23	Apr-23	May-23	Jun-23	Jul-23	Aug-23	Sep-23
Net Income After Taxes	352,508.5	260,489.3	(606,245.3)	128,457.8	42,179.2	206,125.1	241,590.2	112,868.4	(152,170.9)	(1,628,390.0)	(221,768.0)	(913,278.7)
Plus:
Interest Expense	59,714.2	59,314.6	76,114.0	69,614.9	67,163.2	73,313.6	65,038.5	75,306.0	63,346.2	56,397.0	113,730.0	423,233.2
Income Tax Expense	33,210.0	26,568.0	245,516.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Depreciation/Amortization	67,577.7	67,424.6	110,627.1	68,334.3	74,110.0	70,866.9	70,245.8	71,462.6	86,810.3	89,968.0	89,968.7	298,338.1
Addbacks / Adjustment:
Pro Forma Rent Adjustment
Management Fees										17,473.0	41,667.0	41,667.0
Transaction Fees & Expenses									236,592.0	1,522,778.0	89,250.0	166,500.0
EBITDA Prior to Overall Cap	513,010.3	413,796.4	(173,988.2)	266,407.1	183,452.4	350,305.6	376,874.4	259,637.0	234,577.5	58,226.0	112,847.7	16,459.6
Testing Period EBITDA Prior to Cap	513,010.3	413,796.4	(173,988.2)	266,407.1	183,452.4	350,305.6	376,874.4	259,637.0	234,577.5	58,226.0	112,847.7	16,459.6
Cap for Adjustments below:	51,301.0	41,379.6	(17,398.8)	26,640.7	18,345.2	35,030.6	37,687.4	25,963.7	23,457.7	5,822.6	11,284.8	1,646.0
Extraordinary Losses (clause (b)(v)) Non-recurring Restructuring, retention, optimization expenses (clause (b) (xii))
Total for Clause (b)(v) and (b)(xii)	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Lesser of Cap and Actual												0.0
Adjusted EBITDA	513,010.3	413,796.4	(173,988.2)	266,407.1	183,452.4	350,305.6	376,874.4	259,637.0	234,577.5	58,226.0	112,847.7	16,459.6
Adjusted EBITDA For FCC Calc.
Adjusted EBITDA with Nth Addbacks
Adjusted EBITDA	513,010.3	413,796.4	(173,988.2)	266,407.1	183,452.4	350,305.6	376,874.4	259,637.0	234,577.5	58,226.0	112,847.7	16,459.6
Nth Addbacks	51,605.8	41,284.6	116,284.6	46,168.0	36,934.0	36,934.0	46,168.0	44,434.2	44,435.0	0.0	0.0	0.0
Adjusted EBITDA with Nth Addbacks	564,616.0	455,081.0	(57,703.6)	312,575.1	220,386.4	387,239.6	423,042.4	304,071.2	279,012.5	58,226.0	112,847.7	16,459.6
Less:
Unfinanced Capex	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	(65,424.0)	(132,447.4)
Cash Taxes	(6,713.2)	(6,713.2)	(6,713.2)
Cash or Accrued Dividends/Withdrawals
Other non-cash gains or income
Management Fees
Operating Cash Flow	557,902.9	448,367.8	(64,416.8)	312,575.1	220,386.4	387,239.6	423,042.4	304,071.2	279,012.5	58,226.0	47,423.7	(115,987.8)
Fixed Charges:
Interest Expense - Cash Paid	242,420.0	242,420.0	242,420.0	242,420.0	242,420.0	242,420.0	242,420.0	242,420.0	242,420.0	242,420.0	242,420.0	259,329.5
M&E Term Loan Amort. 5/3	58,952.4	58,952.4	58,952.4	58,952.4	58,952.4	58,952.4	58,952.4	58,952.4	58,952.4	58,952.4	58,952.4	58,952.4
CapEx Loan Amort.
Cap Lease Payments
Sub Debt Principal
Monthly Fixed Charges	301,372.3	301,372.3	301,372.3	301,372.3	301,372.3	301,372.3	301,372.3	301,372.3	301,372.3	301,372.3	301,372.3	318,281.9

31384914

31384914